Exhibit 16.1

Eisner                                  Eisner LLP
                                        Accountants and Advisors

                                        750 Third Avenue
                                        New York, NY 10017-2703
                                        Tel 212.949.8700 Fax 212.891.4100
                                        www.eisnerllp.com

December 23, 2004

Securities and Exchange Commission
Washington, DC 2054 9

Re:  U.S. Neurosurgical, Inc.
     SEC File No. 0-26575

Ladies and Gentleman:

We have read Item 4-01 of the Form 8-K/A of U. S. Neurosurgical, Inc dated December 22, 2004, provided to us on December 22, 2004. We agree with the statements made in Item 4 relative to our firm. We have no basis to agree or disagree with respect to any of the statements made about a successor auditor.

Very truly yours,

   (s)

Eisner LLP